PENN SERIES FUNDS, INC.

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

Amendment dated as of May 1, 2014 to the Investment Advisory Agreement dated as of May 1, 2000, as amended as of May 1, 2002, August 22, 2008, and December 15, 2010, between Penn Series Funds, Inc. (“Penn Series”) and Independence Capital Management, Inc. (the “Adviser”).

WITNESSETH:

WHEREAS, Penn Series and the Adviser entered into an Investment Advisory Agreement dated as of May 1, 2000, as amended as of May 1, 2002, August 22, 2008 and December 15, 2010 (the “Agreement”);

WHEREAS, in accordance with Section 1 of the Agreement, Schedule A to the Agreement lists the portfolios of Penn Series with respect to which the Adviser renders investment advisory services pursuant to the terms and conditions of the Agreement;

WHEREAS, in accordance with Section 3 of the Agreement, Schedule B to the Agreement sets forth the investment advisory fees to be paid by Penn Series to the Adviser for the investment advisory services rendered to the portfolios of Penn Series;

WHEREAS, Penn Series and the Adviser wish to amend and restate Schedule A to the Agreement for the purpose of reflecting the revised names of certain portfolios of Penn Series; and

WHEREAS, Penn Series and the Adviser wish to amend and restate Schedule B to the Agreement for the purpose of adjusting the investment advisory fees that Penn Series will pay to the Adviser for providing investment advisory services to the Money Market Fund, Large Core Value Fund, High Yield Bond Fund, Large Cap Value Fund, Limited Maturity Bond Fund, Small Cap Value Fund, Large Growth Stock Fund, Index 500 Fund, International Equity Fund, Quality Bond Fund, the five LifeStyle Asset Allocation Funds (Aggressive Allocation Fund, Moderately Aggressive Allocation Fund, Moderate Allocation Fund, Moderately Conservative Allocation Fund, and Conservative Allocation Fund), and Flexibly Managed Fund (collectively, the “Funds”);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, Penn Series and the Adviser hereby agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated as set forth in Schedule A attached to this Amendment.

2.	Schedule B to the Agreement is hereby amended and restated as set forth in Schedule B attached to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year first written above.

PENN SERIES FUNDS, INC.		INDEPENDENCE CAPITAL MANAGEMENT, INC.

By:	/s/ Peter M. Sherman	By:	/s/ Keith G. Huckerby
Name:	Peter M. Sherman	Name:	Keith G. Huckerby
Title:	President	Title:	Vice President

2

Schedule A

to

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

INDEPENDENCE CAPITAL MANAGEMENT, INC.

Penn Series Funds

Money Market Fund

Limited Maturity Bond Fund

Quality Bond Fund

High Yield Bond Fund

Flexibly Managed Fund

Large Growth Stock Fund

Large Cap Value Fund

Index 500 Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Small Cap Growth Fund

Small Cap Value Fund

International Equity Fund

Large Cap Growth Fund

Mid Core Value Fund

Real Estate Securities Fund

Large Core Growth Fund

Large Core Value Fund

SMID Cap Growth Fund

SMID Cap Value Fund

Emerging Markets Equity Fund

Small Cap Index Fund

Developed International Index Fund

Balanced Fund

Aggressive Allocation Fund

Moderately Aggressive Allocation Fund

Moderate Allocation Fund

Moderately Conservative Allocation Fund

Conservative Allocation Fund

A-1

Schedule B

to

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

INDEPENDENCE CAPITAL MANAGEMENT, INC.

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)
Money Market Fund	0.33% of the first $200 million; 0.31% of the next $150 million; 0.29% of the next $150 million; 0.27% over $500 million.
Limited Maturity Bond Fund	0.46% of the first $200 million; 0.44% of the next $150 million; 0.42% of the next $150 million; 0.40% over $500 million.
Quality Bond Fund	0.46% of the first $200 million; 0.44% of the next $150 million; 0.42% of the next $150 million; 0.40% over $500 million.
High Yield Bond Fund	0.56% of the first $250 million; 0.53% over $250 million.
Flexibly Managed Fund	0.72% of the first $500 million; 0.70% of the next $2 billion; 0.68% of the next $1.5 billion; 0.65% of the next $1 billion; 0.62% over $5 billion.
Large Growth Stock Fund	0.72% of the first $250 million; 0.68% of the next $250 million; 0.65% over $500 million.
Large Cap Value Fund	0.67% of the first $150 million; 0.65% over $150 million.
Index 500 Fund	0.14% of the first $150 million; 0.13% of the next $150 million; 0.12% over $300 million.
Mid Cap Growth Fund	0.70%
Mid Cap Value Fund	0.55% of the first $250 million; 0.525% of the next $250 million; 0.50% of the next $250 million; 0.475% of the next $250 million; 0.45% of the next $500 million; 0.425% over $1.5 billion.

B-1

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)
Small Cap Growth Fund	0.80% of the first $25 million; 0.75% of the next $25 million; 0.70% over $50 million.
Small Cap Value Fund	0.75% of the first $50 million; 0.725% of the next $50 million; 0.70% over $100 million.
International Equity Fund	0.86% of the first $227 million; 0.84% of the next $227 million; 0.82% over $454 million.
Large Cap Growth Fund	0.55%
Mid Core Value Fund	0.72%
Real Estate Securities Fund	0.70%
Large Core Growth Fund	0.60%
Large Core Value Fund	0.67% of the first $150 million; 0.65% of the next $250 million; 0.60% over $400 million.
SMID Cap Growth Fund	0.75%
SMID Cap Value Fund	0.95%
Emerging Markets Equity Fund	1.18% of the first $2.5 billion; 1.00% over $2.5 billion.
Small Cap Index Fund	0.30%
Developed International Index Fund	0.30%
Balanced Fund	0.00%
Aggressive Allocation Fund	0.12% of the first $200 million; 0.11% of the next $150 million; 0.10% of the next $150 million; 0.09% over $500 million.
Moderately Aggressive Allocation Fund	0.12% of the first $200 million; 0.11% of the next $150 million; 0.10% of the next $150 million; 0.09% over $500 million.
Moderate Allocation Fund	0.12% of the first $200 million; 0.11% of the next $150 million; 0.10% of the next $150 million; 0.09% over $500 million.
Moderately Conservative Allocation Fund	0.12% of the first $200 million; 0.11% of the next $150 million; 0.10% of the next $150 million; 0.09% over $500 million.
Conservative Allocation Fund	0.12% of the first $200 million; 0.11% of the next $150 million; 0.10% of the next $150 million; 0.09% over $500 million.

B-2